UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2004

VULCAN INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

   1-10219

     31-0810265

    (State or other jurisdiction of

(Commission

  (I.R.S. Employer

    incorporation or organization)

File Number)

Identification Number)

300 Delaware Avenue,  Suite 1704,  Wilmington, Delaware   19801

(Address of principal executive offices, including Zip Code)

(302) 427-5804

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9.

Regulation FD Disclosure

On August 5, 2004, Vulcan International Corporation issued an earnings release announcing its financial results for the second quarter ended June 30, 2004.  A copy of the earnings release is attached to this report as Exhibit 99.1 and is furnished under this Item 9.

Item 12.

Results of Operations and Financial Condition

On August 5, 2004, Vulcan International Corporation issued an earnings release announcing its financial results for the second quarter ended June 30, 2004.  A copy of the earnings release is attached to this report as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VULCAN INTERNATIONAL CORPORATION

Date:  August 5, 2004

By:  /s/ Vernon E. Bachman

Vernon E. Bachman

Vice President, Secretary-Treasurer